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                                                                       EXHIBIT 1

                           FOURTH EXTENSION AGREEMENT

         This EXTENSION AGREEMENT ("Extension") is made and entered into as of June 30, 2003 and is by and among, AMERALIA, INC., a Utah corporation ("AmerAlia"), NATURAL SODA HOLDINGS, INC. formerly known as Natural Soda, Inc. a Colorado corporation that is wholly-owned by AmerAlia ("NSHoldings"), SENTIENT GLOBAL RESOURCES FUND I, L.P. ("SENTIENT FUND") and SENTIENT GLOBAL RESOURCES TRUST NO. 1 ("SENTIENT TRUST") (each being a "Party").

         RECITALS: A. The Parties entered into a Closing Agreement dated as of February 20, 2003 (the "Closing Agreement") and pursuant to that agreement, NSHoldings executed and delivered a promissory note (the "Note") in the amount of $24,000,000, due March 24, 2003, payable to Sentient Fund and Sentient Trust (collectively, the "Sentient Entities").

         B. The Parties entered into an Extension Agreement on or about March 24, 2003 extending the Maturity Date of the Note from March 24, 2003 to April 17, 2003; and

         C. The Parties entered into a Second Extension Agreement on or about April 22, 2003, extending the Maturity Date of the Note from April 17, 2003 to May 31, 2003; and

         D. The Parties entered into a Third Extension Agreement on or about May 31, 2003, extending the Maturity Date of the Note from April 17, 2003 to June 30, 2003; and

         E. Not all of the conditions precedent have occurred or waived and the Parties wish to extend the Maturity Date of the Note.

         NOW, THEREFORE, intending to be legally bound and for good and adequate consideration, the receipt and sufficiency of which AmerAlia, NSHoldings, and each of the Sentient Entities acknowledge, the parties hereto agree as follows:

         1. Note Maturity Date. The Maturity Date of the Note is changed to July 31, 2003.

         2. No Other Changes. To the extent that this Extension conflicts with, modifies or supplements the Closing Agreement, the provisions contained in this Extension shall prevail and control, but in all other respects, said Closing Agreement is ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Third Extension Agreement to be effective as of June 30, 2003.

NATURAL SODA HOLDINGS, INC.                      AMERALIA, INC.


By: /s/ Bill H. Gunn                             By: /s/ Bill H. Gunn
   ---------------------------                      ----------------------------
        Bill H. Gunn, Chairman                           Bill H. Gunn, President

THE SENTIENT GROUP
ON BEHALF OF SENTIENT GLOBAL RESOURCES FUND I, L.P.
AND SENTIENT GLOBAL RESOURCES TRUST NO. 1


By: /s/ Mark Jackson
   ---------------------------
      (Signature)
   Mark Jackson,  Director
------------------------------
    (Print Name and Title)